RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

September 13, 2007

State Street Bank and Trust Company
150 Newport Avenue, 4th floor
Quincy, Massachusetts 02171
Attention: Michael E. Prendergast, Vice President

Ladies and Gentlemen:

      Reference is made to the Custodian Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of May 3, 2005, as amended (the "Agreement").

      Pursuant to Section 18.6 of the Agreement, this letter is to provide written notice to State Street of the Fund's desire to include the following series (the "Additional Series") as additional Portfolios under the Agreement:

      Rydex 2x S&P 500 ETF
      Rydex Inverse 2x S&P 500 ETF
      Rydex 2x S&P Midcap 400 ETF
      Rydex Inverse 2x S&P Midcap 400 ETF
      Rydex 2x Russell 2000 ETF
      Rydex Inverse 2x Russell 2000 ETF

      In accordance with such section, we request that State Street confirm that it will render services as custodian with respect to the Additional Series pursuant to the Agreement. An updated Appendix A to the Agreement, reflecting the addition of the New Series, is annexed hereto.

                            [Signature page follows.]

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                   Very truly yours,

                                   RYDEX ETF TRUST

                                   By:    /s/ Joseph Arruda
                                          ----------------------------
                                   Name:  Joseph Arruda
                                   Title: Assistant Treasurer

                                   Accepted:

                                   STATE STREET BANK AND TRUST COMPANY

                                   By:    /s/ Joseph L. Hooley
                                          ----------------------------
                                   Name:  Joseph L. Hooley
                                   Title: Executive Vice President

                                   APPENDIX A
                    To Custodian Agreement dated May 3, 2005

                       Effective as of September 13, 2007

           RYDEX RUSSELL TOP 50 ETF
           RYDEX S&P EQUAL WEIGHT ETF
           RYDEX S&P 500 PURE VALUE ETF
           RYDEX S&P 500 PURE GROWTH ETF
           RYDEX S&P MIDCAP 400 PURE VALUE ETF
           RYDEX S&P MIDCAP 400 PURE GROWTH ETF
           RYDEX S&P SMALLCAP 600 PURE VALUE ETF
           RYDEX S&P SMALLCAP 600 PURE GROWTH ETF
           RYDEX S&P EQUAL WEIGHT CONSUMER DISCRETIONARY ETF
           RYDEX S&P EQUAL WEIGHT CONSUMER STAPLES ETF
           RYDEX S&P EQUAL WEIGHT ENERGY ETF
           RYDEX S&P EQUAL WEIGHT FINANCIAL ETF
           RYDEX S&P EQUAL WEIGHT HEALTH CARE ETF
           RYDEX S&P EQUAL WEIGHT INDUSTRIAL ETF
           RYDEX S&P EQUAL WEIGHT MATERIALS ETF
           RYDEX S&P EQUAL WEIGHT TECHNOLOGY ETF
           RYDEX S&P EQUAL WEIGHT UTILITIES ETF
           RYDEX 2X S&P 500 ETF
           RYDEX INVERSE 2X S&P 500 ETF
           RYDEX 2X S&P MIDCAP 400 ETF
           RYDEX INVERSE 2X S&P MIDCAP 400 ETF
           RYDEX 2X RUSSELL 2000 ETF
           RYDEX INVERSE 2X RUSSELL 2000 ETF